Exhibit 5.1

GLAMOORE Capital Group Company Limited	D +852 3656 6054/
+852 3656 6061

E nathan.powell@ogier.com/
florence.chan@ogier.com

Reference: FYC/ACG/506860.00001

18 December 2024

Dear Sirs

GLAMOORE Capital Group Company Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of 2,000,000 ordinary shares of US$0.01 par value each of the Company (the Ordinary Shares), plus an option to issue up to an additional 300,000 Ordinary Shares, or 15% of the total number of the Ordinary Shares (excluding shares subject to the over-allotment option) to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters (the Underwriters) (collectively, the Offering Shares).

There will also be a resale by certain shareholders of the Company as stated in the Registration Statement (the Selling Shareholders) of 1,750,000 Ordinary Shares which are presently issued and outstanding (the Resale Shares).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier
Providing advice on British Virgin Islands,
Cayman Islands and Guernsey laws

Floor 11 Central Tower	Partners
28 Queen’s Road Central	Nicholas Plowman	Florence Chan*
Central	Nathan Powell	Lin Han†
Hong Kong	Anthony Oakes	Cecilia Li**
	Oliver Payne	Rachel Huang**
	Kate Hodson	Yuki Yan**
T +852 3656 6000	David Nelson	Richard Bennett**‡	* admitted in New Zealand
F +852 3656 6001	Justin Davis	James Bergstrom‡	† admitted in New York
ogier.com	Joanne Collett	Marcus Leese‡	** admitted in England and Wales
	Dennis Li		‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 28 April 2020 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the certificate of incorporation on change of name of the Company dated 5 July 2023 issued by the Registrar;

(c)	the memorandum and articles of association of the Company adopted at incorporation (the Memorandum and Articles) as amended by written resolutions of the then shareholder(s) of the Company dated 29 June 2023 and 20 May 2024;

(d)	a certificate of good standing dated 8 November 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the register of directors and officers of the Company as filed with the Companies Registry of the Cayman Islands on 7 July 2023 (the ROD);

(f)	the register of members of the Company as provided to us on 13 August 2024 (the ROM, and together with the ROD, the Registers);

(g)	a certificate from a director of the Company dated 18 December 2024 as to certain matters of facts (the Director’s Certificate);

(h)	copies of the written resolutions of the directors of the Company dated 29 June 2023 and 20 May 2024;

(i)	copies of the written resolutions of the then shareholder(s) of the Company dated 29 June 2023 and 20 May 2024 (together with item (h) above, the Share Capital Change Resolutions);

(j)	copies of the written resolutions of the directors of the Company dated 28 April 2020, 29 June 2023, 30 June 2023, 29 July 2024, and 2 August 2024;

(k)	a copy of the written resolutions of the directors of the Company dated 26 November 2024 approving, inter alia, the Company’s filing of the Registration Statement and issuance of the Ordinary Shares (the IPO Board Resolutions, together with the Share Capital Change Resolutions and item (j) above, the Reviewed Resolutions);

(l)	copies of the application for shares dated 28 April 2020 and 30 June 2023;

(m)	copies of the instrument of transfer dated 29 June 2023, 29 July 2024 and 2 August 2024; and

(n)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Reviewed Resolutions were duly passed in accordance with the then memorandum and articles of association of the Company and remain in full force and effect, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the issuance of the Resale Shares (as the case may be), and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the relevant Reviewed Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company, restructuring officer and no receiver has been appointed over any of the Company’s property or assets;

(h)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(i)	upon the issuance of the Offering Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and the Company has received consideration for the full issue price of the Resale Shares;

(j)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Offering Shares and none of the Offering Shares have been offered or issued to residents of the Cayman Islands; and

(k)	prior to and upon the issuance of the Resale Shares, the Company was, and the Company currently is, and after the allotment (where applicable) and issuance of the Offering Shares will be, able to pay its liabilities as they fall due.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share Capital

(b)	The authorised share capital of the Company is US$1,000,000 divided into 100,000,000 Ordinary Shares of a par value of US$0.01 each.

Valid Issuance of Shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective name.

(d)	The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(e)	The statements contained in the Registration Statement in the section headed “Material Income Tax Considerations – Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Material Income Tax Considerations” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares and the Resale Shares while the Registration Statement is effective.

Yours faithfully

Ogier